CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Rich Pharmaceuticals, Inc.

KLJ & Associates, LLP hereby consent to incorporation by reference in the Amendment No. 2 to form S-8, Registration Report under the Securities Act of 1933, filed by Rich Pharmaceuticals, Inc. of our audit report dated September 17, 2015 relating to the financial statements of Rich Pharmaceuticals, Inc. as of and for the year ended March 31, 2015.

/s/ KLJ & Associates, LLP

Edina, MN

December 24, 2015

5201 Eden Avenue

Suite 300

Edina, MN 55436

630.277.2330